January 17, 2008

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tamera Gjesdal	Chris Henson	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Corporate Communications
(336) 733-3058	(336) 733-3008	(336) 733-1475

BB&T reports 2007 net income of $1.73 billion; up 13.5%

26th Consecutive year of record operating earnings

     WINSTON-SALEM, N.C. -- BB&T Corporation (NYSE: BBT) reported today earnings for the fourth quarter and the full year 2007. For the fourth quarter, net income totaled $411 million, or $.75 per diluted share, compared with $251 million, or $.46 per diluted share, earned during the fourth quarter of 2006. These results reflect increases of 63.7% and 63.0%, respectively, compared to the fourth quarter last year.

     During the fourth quarter of 2007, BB&T recorded a net after-tax liability of $9 million relating to the Visa antitrust lawsuit settlement with American Express and other pending litigation. BB&T expects that proceeds from an anticipated share redemption related to its ownership interest in Visa’s planned initial public offering will more than offset this charge. In addition, BB&T recorded a credit of $7 million to the provision for income taxes related to leveraged lease transactions and $2 million in net after-tax merger-related and restructuring charges.

     Fourth quarter 2006 net income was negatively affected by a $139 million after-tax charge associated with providing additional tax reserves related to leveraged lease transactions, $47 million in after-tax losses resulting from restructuring a portion of the securities portfolio and $5 million in net after-tax merger-related and restructuring charges.

     Excluding the impact of these items from both 2007 and 2006, operating earnings for the fourth quarter of 2007 totaled $415 million, or $.75 per diluted share, compared with fourth quarter 2006 operating earnings of $442 million, or $.81 per diluted share. The 2007 operating results reflect decreases of 6.1% and 7.4%, respectively, compared to the same period last year.

     For the full year 2007, BB&T’s net income was $1.73 billion compared to $1.53 billion earned in 2006, an increase of 13.5% . Diluted earnings per share for 2007 totaled $3.14, an increase of 11.7% compared to $2.81 earned in 2006. Excluding net after-tax merger-related and restructuring charges or credits and nonrecurring items from 2007 and 2006, operating earnings for 2007 totaled $1.75 billion, an increase of 2.5% compared to operating earnings of $1.71 billion earned in 2006. Diluted operating earnings per share totaled $3.17 in 2007, an increase of 1.0% compared to $3.14 earned in 2006.

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     Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity, and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related and restructuring charges or credits and nonrecurring items from earnings. Cash basis operating earnings totaled $432 million for the fourth quarter of 2007, a decrease of 6.1% compared to the fourth quarter of 2006. Cash basis operating diluted earnings per share totaled $.78 for the fourth quarter of 2007, a decrease of 7.1% compared to $.84 earned during the same period in 2006. Cash basis operating earnings for the fourth quarter of 2007 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.37% and 24.03%, respectively, compared to prior year returns of 1.61% and 26.88%, respectively.

     “Despite a very challenging economic environment and deteriorating credit quality, 2007 operating results represent our 26th consecutive year of record operating earnings,” said Chairman and Chief Executive Officer John A. Allison. “As anticipated, levels of nonperforming assets and credit losses increased during the quarter as a result of the slowing residential real estate market and a weaker overall economy. These credit issues required an increase to the allowance for loan losses, which reduced fourth quarter earnings. While it is difficult to know the full extent of the economic downturn and the resulting impact on BB&T’s credit quality, given our current outlook, we do expect further increases in nonperforming assets and net charge-offs into 2008, but we believe the increases will be manageable.

     “Despite the credit issues, the fourth quarter also reflects a number of positives, including a slightly higher net interest margin compared to the third quarter that is very encouraging, solid production from our lending and deposit gathering efforts, healthy growth in many of our fee income producing businesses, strong capital levels, and a 1.0% reduction in noninterest expenses, excluding purchases, compared to the fourth quarter last year.”

Nonperforming Assets and Credit Losses Increase in Response to Economic Conditions

     BB&T’s nonperforming asset levels and credit losses increased in the fourth quarter. Nonperforming assets, as a percentage of total assets, increased to .52% at Dec. 31, 2007, compared to .42% at Sept. 30, 2007, and .29% at Dec. 31, 2006. Annualized net charge-offs were .48% of average loans and leases for the fourth quarter of 2007, up from .33% in the fourth quarter of 2006. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .28% of average loans and leases compared to .18% in the same quarter last year. The provision for credit losses totaled $184 million in the fourth quarter of 2007, an increase of 152% compared to the same quarter last year, and exceeded net charge-offs by $73 million in the quarter. The higher provision increased the allowance for loan and lease losses as a percentage of loans to 1.10% at Dec. 31, 2007, compared to 1.04% at Sept. 30, 2007. The increases in net charge-offs, nonperforming assets and the provision for credit losses were largely driven by challenges in residential real estate markets with the largest concentration of credit issues occurring in Atlanta and Florida.

Combined Loan and Deposit Growth Remains Healthy

     Average loans and leases totaled $90.8 billion for the fourth quarter of 2007, reflecting an increase of $8.1 billion, or 9.8%, compared to the fourth quarter of 2006. This increase was composed of growth in average commercial loans and leases, which increased $3.2 billion, or 7.9%; average mortgage loans, which increased $2.2 billion, or 13.7%; average consumer loans, which increased $1.0 billion, or 4.3%; and growth in average loans originated by BB&T’s specialized lending subsidiaries, which increased $1.7 billion, or 48.9%, compared to the fourth quarter last year. For the full year 2007, average loans and leases were $88.0 billion, an increase of 10.9% compared to the same period last year.

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     BB&T’s deposit gathering efforts continued to be successful during the fourth quarter, as average client deposits increased 5.6% compared to the fourth quarter last year. Average total client deposits were $77.0 billion for the fourth quarter of 2007 compared to $72.9 billion for the same period of 2006. Total average deposits for the fourth quarter were $85.3 billion, an increase of 6.7% compared to $79.9 billion for the fourth quarter of 2006. For the full year 2007, average client deposits and average total deposits increased 9.2% and 8.1%, respectively, compared to the full year 2006.

BB&T’s Fee Based Businesses Produce Solid Quarterly Growth Rates

      Noninterest income, excluding securities gains and losses, increased $42 million, or 6.2%, during the fourth quarter of 2007 compared to 2006. These increases include higher revenues from BB&T’s insurance operations, service charges on deposit accounts, and other nondeposit fees and commissions, as well as a solid performance from both BB&T’s investment banking and brokerage operations and mortgage banking operations during the quarter.

     Commissions from BB&T’s insurance operations increased 3.3% to $221 million in the current quarter compared with $214 million earned in the fourth quarter of 2006. This increase was primarily the result of growth from improved sales of insurance products, which were partially offset by more competitive pricing in the property and casualty insurance market.

     Service charges on deposit accounts totaled $165 million for the fourth quarter of 2007, an increase of 17.0% compared to $141 million earned in the same quarter last year. This increase was attributable to growth in revenues from overdraft items.

     Other nondeposit fees and commissions totaled $133 million for the fourth quarter of 2007, an increase of 14.7% compared to the fourth quarter of 2006. This increase was generated primarily by growth in bankcard income and debit and check card related services.

     BB&T’s investment banking and brokerage operations enjoyed a solid quarter as fees increased 13.3% to $85 million compared to $75 million earned in the same quarter last year. This increase was primarily driven by growth in revenues at Scott & Stringfellow.

     Revenues from mortgage banking operations totaled $27 million for the fourth quarter of 2007, an increase of 12.5% compared to the fourth quarter of 2006. This growth was primarily attributable to an increase in commercial mortgage banking revenues, which increased 27.3% to $14 million in the fourth quarter of 2007 compared to $11 million earned during the fourth quarter of 2006, as a result of the acquisition of Collateral Real Estate Capital, LLC.

     Other noninterest income totaled $44 million for the fourth quarter of 2007 compared to $65 million earned in the same quarter last year, a decrease of 32.3%. This decrease primarily resulted from losses on trading, hedging and other market activities.

Capital Levels Remain Very Strong

     BB&T’s tangible and regulatory capital levels exceeded all internal targets and remained very strong at Dec. 31, 2007. BB&T’s tangible capital ratio was 5.6% at Dec. 31, 2007, and the Tier 1 leverage ratio was 7.2% . In addition, BB&T’s Tier 1 risked-based capital and total risked-based capital ratios as of Dec. 31, 2007, were 9.1% and 14.3%, respectively. BB&T’s risked-based capital ratios are significantly higher than its peer group of banks and provide a strong foundation for the future. Given these healthy capital levels and management’s current projections, it is anticipated that BB&T will increase the cash dividend during 2008, which will mark the 37th consecutive year that BB&T has raised the cash dividend to shareholders. BB&T has paid a cash dividend every year since 1903 and has been recognized as a member of both the Mergent Dividend Achievers and Standard and Poors Dividend Aristocrats based on an excellent track record of paying dividends.

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BB&T Exceeds Goals Related to Noninterest Expense

     Noninterest expense, on an operating basis, totaled $925 million for the fourth quarter of 2007, an increase of 1.3% compared to the same period in 2006. BB&T’s goal for 2007 was to limit noninterest expense growth to 4.0%, excluding purchases. In fact, noninterest expense decreased .7% for 2007 compared to the full year 2006, excluding acquisitions, and decreased 1.0% in 2007’s fourth quarter compared to the same period last year.

BB&T Expands Businesses Through High-Quality Acquisitions

     On Nov. 1, 2007, BB&T completed the acquisition of Collateral Real Estate Capital, LLC (“Collateral”), a commercial real estate finance company headquartered in Birmingham, Alabama. BB&T combined the operations of Collateral with its existing commercial mortgage banking subsidiary, Laureate Capital LLC. The combined company was renamed Grandbridge Real Estate Capital LLC and is based in Charlotte, North Carolina. Also, in early January 2008, BB&T Insurance Services continued to expand its metro Atlanta operation with the acquisition of Ott & Company of Alpharetta, Ga. and Ramsay Title Group of Norcross, Ga.

     At Dec. 31, 2007, BB&T had $132.6 billion in assets and operated 1,492 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on Jan. 16 was $28.19 per share.

     For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBT.com.

Earnings Webcast

     To hear a live webcast of BB&T’s fourth quarter 2007 earnings conference call at 11:00 a.m. (EST) today, please visit our Web site at www.BBT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EST) on Friday, Feb. 1.

#

     2006 operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.

     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

     This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results may differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that may affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

		For the Three Months Ended	Increase (Decrease)
(Dollars in millions, except per share data)		12/31/07	12/31/06	$	%
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent		$2,029	$1,888	$141	7.5%
Interest expense		1,021	910	111	12.2
Net interest income - taxable equivalent		1,008	978	30	3.1
Less: Taxable equivalent adjustment		17	22	(5)	(22.7)
Net interest income		991	956	35	3.7
Provision for credit losses		184	73	111	152.1
Net interest income after provision for credit losses		807	883	(76)	(8.6)
Noninterest income		718	677	41	6.1
Noninterest expense		925	913	12	1.3
Operating earnings before income taxes		600	647	(47)	(7.3)
Provision for income taxes		185	205	(20)	(9.8)
Operating earnings (1)		$415	$442	$(27)	(6.1)%
PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings		$.76	$.82	$(.06)	(7.3)%
Diluted earnings		.75	.81	(.06)	(7.4)
Weighted average shares (in thousands) -	Basic	547,795	540,807
	Diluted	551,078	546,618
Dividends paid per share		$.46	$.42	$.04	9.5%
PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets		1.26%	1.48%
Return on average equity		13.00	14.70
Net yield on earning assets (taxable equivalent)		3.46	3.70
Efficiency ratio (taxable equivalent) (2)		52.8	54.8
CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings		$432	$460	$(28)	(6.1)%
Diluted earnings per share		.78	.84	(.06)	(7.1)
Return on average tangible assets		1.37%	1.61%
Return on average tangible equity		24.03	26.88
Efficiency ratio (taxable equivalent) (2)		51.3	53.1

		For the Three Months Ended	Increase (Decrease)
(Dollars in millions, except per share data)		12/31/07	12/31/06	$	%
INCOME STATEMENTS
Interest income		$2,012	$1,866	$146	7.8%
Interest expense		1,021	910	111	12.2
Net interest income		991	956	35	3.7
Provision for credit losses		184	73	111	152.1
Net interest income after provision for credit losses		807	883	(76)	(8.6)
Noninterest income		718	602	116	19.3
Noninterest expense		942	922	20	2.2
Income before income taxes		583	563	20	3.6
Provision for income taxes		172	312	(140)	(44.9)
Net income		$411	$251	$160	63.7%
PER SHARE DATA
Basic earnings		$.75	$.46	$.29	63.0%
Diluted earnings		.75	.46	.29	63.0
Weighted average shares (in thousands) -	Basic	547,795	540,807
	Diluted	551,078	546,618
PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets		1.24%	.84%
Return on average equity		12.89	8.33
Efficiency ratio (taxable equivalent) (2)		53.8	55.3

NOTES: Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.

(1) Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $4 million and $191 million, net of tax, in the fourth quarters of 2007 and 2006, respectively. See Reconciliation Tables included herein.
(2) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3) Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation
Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

		For the Twelve Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		12/31/07	12/31/06	$	%
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent		$7,962	$6,981	$981	14.1%
Interest expense		4,014	3,185	829	26.0
Net interest income - taxable equivalent		3,948	3,796	152	4.0
Less: Taxable equivalent adjustment		68	88	(20)	(22.7)
Net interest income		3,880	3,708	172	4.6
Provision for credit losses		448	240	208	86.7
Net interest income after provision for credit losses		3,432	3,468	(36)	(1.0)
Noninterest income		2,774	2,596	178	6.9
Noninterest expense		3,601	3,526	75	2.1
Operating earnings before income taxes		2,605	2,538	67	2.6
Provision for income taxes		856	831	25	3.0
Operating earnings (1)		$1,749	$1,707	$42	2.5%
PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings		$3.20	$3.17	$.03	.9%
Diluted earnings		3.17	3.14	.03	1.0
Weighted average shares (in thousands) -	Basic	547,184	539,140
	Diluted	551,755	543,891
Dividends paid per share		$1.76	$1.60	$.16	10.0%
PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets		1.38%	1.49%
Return on average equity		14.37	14.91
Net yield on earning assets (taxable equivalent)		3.52	3.74
Noninterest income as a percentage of
total income (taxable equivalent) (2)		41.3	40.6
Efficiency ratio (taxable equivalent) (2)		53.1	54.9
CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings		$1,816	$1,780	$36	2.0%
Diluted earnings per share		3.29	3.27	.02	.6
Return on average tangible assets		1.50%	1.63%
Return on average tangible equity		26.82	27.23
Efficiency ratio (taxable equivalent) (2)		51.6	53.2

		For the Twelve Months Ended		Increase (Decrease)
(Dollars in millions, except per share data)		12/31/07	12/31/06	$	%
INCOME STATEMENTS
Interest income		$7,894	$6,893	$1,001	14.5%
Interest expense		4,014	3,185	829	26.0
Net interest income		3,880	3,708	172	4.6
Provision for credit losses		448	240	208	86.7
Net interest income after provision for credit losses		3,432	3,468	(36)	(1.0)
Noninterest income		2,774	2,521	253	10.0
Noninterest expense		3,636	3,516	120	3.4
Income before income taxes		2,570	2,473	97	3.9
Provision for income taxes		836	945	(109)	(11.5)
Net income		$1,734	$1,528	$206	13.5%
PER SHARE DATA
Basic earnings		$3.17	$2.84	$.33	11.6%
Diluted earnings		3.14	2.81	.33	11.7
Weighted average shares (in thousands) -	Basic	547,184	539,140
	Diluted	551,755	543,891
PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets		1.37%	1.34%
Return on average equity		14.25	13.35
Efficiency ratio (taxable equivalent) (2)		53.7	54.8

NOTES: Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.

(1) Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $15 million and $179 million, net of tax, in 2007 and 2006, respectively. See Reconciliation Tables included herein.
(2) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3) Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

			As of / For the Twelve Months Ended		Increase (Decrease)
(Dollars in millions)			12/31/07	12/31/06	$	%
CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks			$2,054	$2,068	$(14)	(0.7	) %
Interest-bearing deposits with banks			592	544	48	8.8
Federal funds sold and other earning assets			715	283	432	152.7
Securities available for sale			22,419	20,721	1,698	8.2
Trading securities			1,009	2,147	(1,138)	(53.0)
Total securities			23,428	22,868	560	2.4
Commercial loans and leases			44,870	41,300	3,570	8.6
Direct retail loans			15,691	15,312	379	2.5
Sales finance loans			6,021	5,683	338	5.9
Revolving credit loans			1,618	1,414	204	14.4
Mortgage loans			17,467	15,596	1,871	12.0
Specialized lending			5,240	3,606	1,634	45.3
Total loans and leases held for investment			90,907	82,911	7,996	9.6
Loans held for sale			779	680	99	14.6
Total loans and leases			91,686	83,591	8,095	9.7
Allowance for loan and lease losses			1,004	888	116	13.1
Total earning assets			116,466	107,676	8,790	8.2
Premises and equipment, net			1,529	1,410	119	8.4
Goodwill			5,194	4,827	367	7.6
Core deposit and other intangibles			489	454	35	7.7
Other assets			7,935	6,194	1,741	28.1
Total assets			132,618	121,351	11,267	9.3
Noninterest-bearing deposits			13,059	13,393	(334)	(2.5)
Interest checking			1,201	1,333	(132)	(9.9)
Other client deposits			35,504	34,062	1,442	4.2
Client certificates of deposit			26,972	24,987	1,985	7.9
Total client deposits			76,736	73,775	2,961	4.0
Other interest-bearing deposits			10,030	7,196	2,834	39.4
Total deposits			86,766	80,971	5,795	7.2
Fed funds purchased, repos and other borrowings			10,634	8,087	2,547	31.5
Long-term debt			18,693	15,904	2,789	17.5
Total interest-bearing liabilities			103,034	91,569	11,465	12.5
Other liabilities			3,893	4,644	(751)	(16.2)
Total liabilities			119,986	109,606	10,380	9.5
Total shareholders' equity			$12,632	$11,745	$887	7.6%
Average balances
Securities, at amortized cost			$23,311	$21,348	$1,963	9.2%
Commercial loans and leases			42,475	38,966	3,509	9.0
Direct retail loans			15,471	14,904	567	3.8
Sales finance loans			5,903	5,385	518	9.6
Revolving credit loans			1,460	1,331	129	9.7
Mortgage loans			17,489	15,482	2,007	13.0
Specialized lending			5,154	3,245	1,909	58.8
Total loans and leases			87,952	79,313	8,639	10.9
Allowance for loan and lease losses			922	863	59	6.8
Other earning assets			1,042	911	131	14.4
Total earning assets			112,305	101,572	10,733	10.6
Total assets			126,420	114,328	12,092	10.6
Noninterest-bearing deposits			13,151	13,218	(67)	(.5)
Interest checking			2,297	2,164	133	6.1
Other client deposits			34,273	31,462	2,811	8.9
Client certificates of deposit			26,039	22,564	3,475	15.4
Total client deposits			75,760	69,408	6,352	9.2
Other interest-bearing deposits			7,741	7,822	(81)	(1.0)
Total deposits			83,501	77,230	6,271	8.1
Fed funds purchased, repos and other borrowings			9,325	7,006	2,319	33.1
Long-term debt			18,045	14,628	3,417	23.4
Total interest-bearing liabilities			97,720	85,646	12,074	14.1
Total shareholders' equity			$12,166	$11,452	$714	6.2%

			As of / For the Quarter Ended
(Dollars in millions, except per share data)		12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
MISCELLANEOUS INFORMATION

Unrealized depreciation on
securities available for sale, net of tax		$(29)	$(150)	$(339)	$(178)	$(249)
Derivatives (notional value)		47,197	43,051	36,108	40,159	23,097
Fair value of derivatives portfolio		181	34	(175)	(40)	(45)
Common stock prices:	High	42.61	43.00	43.02	44.30	44.74
	Low	30.36	36.95	39.13	39.54	42.48
	End of period	30.67	40.39	40.68	41.02	43.93
Weighted average shares (in thousands) -	Basic	547,795	550,603	548,385	541,851	540,807
	Diluted	551,078	555,336	553,935	547,230	546,618
End of period shares outstanding (in thousands)		545,955	549,337	551,948	542,416	541,475
End of period banking offices		1,492	1,501	1,507	1,472	1,459
ATMs		2,158	2,166	2,170	2,121	2,125
FTEs		29,394	28,886	28,961	28,876	29,344

NOTES: All items referring to average loans and leases include loans held for sale.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,711	$1,725	$1,682	$1,622	$1,609
Interest and dividends on securities	304	305	285	277	255
Interest on short-term investments	14	14	13	10	24
Total interest income - taxable equivalent	2,029	2,044	1,980	1,909	1,888
Interest expense
Interest on deposits	655	679	639	647	616
Interest on fed funds purchased, repos and other borrowings	110	110	102	87	80
Interest on long-term debt	256	263	254	212	214
Total interest expense	1,021	1,052	995	946	910
Net interest income - taxable equivalent	1,008	992	985	963	978
Less: Taxable equivalent adjustment	17	14	19	18	22
Net interest income	991	978	966	945	956
Provision for credit losses	184	105	88	71	73
Net interest income after provision for
credit losses	807	873	878	874	883
Noninterest income
Insurance commissions	221	206	229	197	214
Service charges on deposits	165	157	151	138	141
Other nondeposit fees and commissions	133	129	127	114	116
Investment banking and brokerage fees and commissions	85	87	89	82	75
Trust revenue	42	40	40	40	40
Mortgage banking income	27	27	31	30	24
Securities gains (losses), net	1	6	1	(11)	2
Other noninterest income	44	23	61	62	65
Total noninterest income	718	675	729	652	677
Noninterest expense
Personnel expense	516	514	540	524	533
Occupancy and equipment expense	126	118	117	116	118
Foreclosed property expense	13	5	6	7	6
Amortization of intangibles	27	26	26	25	27
Other noninterest expense	243	218	229	205	229
Total noninterest expense	925	881	918	877	913
Operating earnings before income taxes	600	667	689	649	647
Provision for income taxes	185	219	228	224	205
Operating earnings (1)	$415	$448	$461	$425	$442
PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.76	$.81	$.84	$.78	$.82
Diluted earnings	.75	.81	.83	.78	.81
Dividends paid per share	.46	.46	.42	.42	.42
PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.26%	1.38%	1.48%	1.42%	1.48%
Return on average equity	13.00	14.38	15.28	14.94	14.70
Net yield on earning assets (taxable equivalent)	3.46	3.45	3.55	3.61	3.70
Efficiency ratio (taxable equivalent) (2)	52.8	52.9	53.2	53.7	54.8
Noninterest income as a percentage of
total income (taxable equivalent) (2)	41.7	40.1	42.6	40.6	40.9
Average earning assets as a percentage of
average total assets	88.6	89.0	88.9	88.9	88.6
Average loans and leases as a percentage of
average deposits	106.5	105.8	106.1	102.9	103.5
CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)
Cash basis operating earnings	$432	$466	$477	$441	$460
Diluted earnings per share	.78	.84	.86	.81	.84
Return on average tangible assets	1.37%	1.50%	1.61%	1.54%	1.61%
Return on average tangible equity	24.03	26.86	28.48	28.20	26.88
Efficiency ratio (taxable equivalent) (2)	51.3	51.3	51.7	52.1	53.1

NOTES: Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.

(1) Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $4 million,
$4 million, $3 million, $4 million and $191 million, net of tax, for the quarters ended December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007,
and December 31, 2006, respectively. See Reconciliation Tables included herein.
(2) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3) Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,706	$1,719	$1,675	$1,613	$1,601
Interest and dividends on securities	292	297	273	268	241
Interest on short-term investments	14	14	13	10	24
Total interest income	2,012	2,030	1,961	1,891	1,866
Interest expense
Interest on deposits	655	679	639	647	616
Interest on fed funds purchased, repos and other borrowings	110	110	102	87	80
Interest on long-term debt	256	263	254	212	214
Total interest expense	1,021	1,052	995	946	910
Net interest income	991	978	966	945	956
Provision for credit losses	184	105	88	71	73
Net interest income after provision for
credit losses	807	873	878	874	883
Noninterest income
Insurance commissions	221	206	229	197	214
Service charges on deposits	165	157	151	138	141
Other nondeposit fees and commissions	133	129	127	114	116
Investment banking and brokerage fees and commissions	85	87	89	82	75
Trust revenue	42	40	40	40	40
Mortgage banking income	27	27	31	30	24
Securities gains (losses), net	1	6	1	(11)	(73)
Other noninterest income	44	23	61	62	65
Total noninterest income	718	675	729	652	602
Noninterest expense
Personnel expense	516	514	540	524	533
Occupancy and equipment expense	126	118	117	116	118
Foreclosed property expense	13	5	6	7	6
Amortization of intangibles	27	26	26	25	27
Merger-related and restructuring charges (credits), net	3	7	5	6	9
Other noninterest expense	257	218	229	205	229
Total noninterest expense	942	888	923	883	922
Income before income taxes	583	660	684	643	563
Provision for income taxes	172	216	226	222	312
Net income	$411	$444	$458	$421	$251
PER SHARE DATA
Basic earnings	$.75	$.81	$.84	$.78	$.46
Diluted earnings	.75	.80	.83	.77	.46

	For the Quarter Ended
	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities:
U.S. Treasury securities	4.59%	4.48%	4.53%	4.47%	4.48%
U.S. government-sponsored entity securities	4.67	4.67	4.60	4.39	4.17
Mortgage-backed securities	5.27	5.21	5.02	5.09	5.10
States and political subdivisions	5.54	5.48	6.87	6.85	7.00
Other securities	6.43	6.01	5.94	7.03	6.45
Trading securities	4.06	4.54	4.36	5.89	3.45
Total securities	5.08	5.02	4.94	5.06	4.72
Loans:
Commercial loans and leases	7.37	7.80	7.92	7.89	7.97
Consumer loans	7.53	7.58	7.53	7.51	7.44
Mortgage loans	6.07	6.05	5.96	5.90	5.85
Specialized lending	13.10	13.02	13.37	13.62	15.29
Total loans	7.48	7.70	7.75	7.73	7.73
Other earning assets (2)	4.48	4.96	5.26	4.96	10.44
Total earning assets	6.95	7.11	7.14	7.17	7.14
Interest expense:
Interest-bearing deposits:
Interest checking	2.22	2.33	2.30	2.38	2.29
Other client deposits	2.69	2.94	2.85	2.82	2.76
Client certificates of deposit	4.58	4.64	4.63	4.60	4.53
Other interest-bearing deposits	4.72	5.22	5.34	5.35	5.35
Total interest-bearing deposits	3.60	3.80	3.73	3.77	3.67
Fed funds purchased, repos and other borrowings (2)	4.06	4.43	4.55	4.61	4.51
Long-term debt	5.39	5.59	5.51	5.32	5.27
Total interest-bearing liabilities	3.98	4.20	4.15	4.11	4.02
Net yield on earning assets	3.46%	3.45%	3.55%	3.61%	3.70%

NOTES: (1) Fully taxable equivalent yields. Securities yields calculated based on amortized cost.
(2) The fourth quarter of 2006 includes interest income and expense associated with a deposit placed with the IRS to curtail the accrual of interest on disputed tax payments.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$22,419	$23,061	$22,254	$20,898	$20,721
Trading securities	1,009	1,587	1,067	906	2,147
Total securities	23,428	24,648	23,321	21,804	22,868
Commercial loans and leases	44,870	43,365	42,632	41,238	41,300
Direct retail loans	15,691	15,586	15,520	15,283	15,312
Sales finance loans	6,021	6,056	5,889	5,774	5,683
Revolving credit loans	1,618	1,535	1,461	1,386	1,414
Mortgage loans	17,467	17,051	16,640	16,011	15,596
Specialized lending	5,240	5,288	5,248	4,956	3,606
Total loans and leases held for investment	90,907	88,881	87,390	84,648	82,911
Loans held for sale	779	1,178	1,152	672	680
Total loans and leases	91,686	90,059	88,542	85,320	83,591
Allowance for loan and lease losses	1,004	934	920	896	888
Other earning assets	1,307	1,111	1,188	782	826
Total earning assets	116,466	116,057	113,599	108,193	107,676
Total assets	132,618	130,781	127,577	121,694	121,351
Noninterest-bearing deposits	13,059	13,197	13,641	13,533	13,393
Interest checking	1,201	1,128	1,384	1,288	1,333
Other client deposits	35,504	35,391	35,741	34,657	34,062
Client certificates of deposit	26,972	26,315	27,445	25,322	24,987
Total client deposits	76,736	76,031	78,211	74,800	73,775
Other interest-bearing deposits	10,030	9,154	5,868	5,039	7,196
Total deposits	86,766	85,185	84,079	79,839	80,971
Fed funds purchased, repos and other borrowings	10,634	10,618	9,410	6,770	8,087
Long-term debt	18,693	19,059	18,313	19,936	15,904
Total interest-bearing liabilities	103,034	101,665	98,161	93,012	91,569
Total shareholders' equity	12,632	12,402	12,125	11,650	11,745
Goodwill	5,194	5,132	5,114	4,860	4,827
Core deposit and other intangibles	489	491	504	479	454
Total intangibles	5,683	5,623	5,618	5,339	5,281
Mortgage servicing rights	$560	$567	$609	$525	$512
Average balances
Securities, at amortized cost	$23,967	$24,246	$23,124	$21,872	$21,609
Commercial loans and leases	43,969	42,838	41,935	41,122	40,758
Direct retail loans	15,640	15,534	15,438	15,272	15,291
Sales finance loans	6,042	6,006	5,823	5,734	5,623
Revolving credit loans	1,548	1,485	1,417	1,387	1,362
Mortgage loans	18,297	17,922	17,231	16,481	16,091
Specialized lending	5,309	5,305	5,095	4,898	3,565
Total loans and leases	90,805	89,090	86,939	84,894	82,690
Allowance for loan and lease losses	945	931	916	894	891
Other earning assets	1,257	1,105	967	840	917
Total earning assets	116,029	114,441	111,030	107,606	105,216
Total assets	131,009	128,633	124,848	121,054	118,777
Noninterest-bearing deposits	13,040	13,248	13,367	12,946	13,289
Interest checking	2,293	2,202	2,487	2,206	2,284
Other client deposits	34,981	34,836	33,860	33,393	32,616
Client certificates of deposit	26,682	26,456	25,919	25,076	24,712
Total client deposits	76,996	76,742	75,633	73,621	72,901
Other interest-bearing deposits	8,264	7,481	6,326	8,902	6,988
Total deposits	85,260	84,223	81,959	82,523	79,889
Fed funds purchased, repos and other borrowings	10,739	9,892	9,000	7,627	7,109
Long-term debt	18,864	18,721	18,471	16,086	16,101
Total interest-bearing liabilities	101,823	99,588	96,063	93,290	89,810
Total shareholders' equity	$12,655	$12,359	$12,113	$11,522	$11,941
SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$9,085	$9,048	$8,936	$7,987	$8,226
Total	14,226	14,081	13,968	12,791	13,016
Risk-weighted assets	99,659	96,926	94,732	92,192	90,982
Average quarterly tangible assets	125,515	123,480	119,636	116,161	114,007
Risk-based capital ratios:
Tier 1	9.1%	9.3%	9.4%	8.7%	9.0%
Total	14.3	14.5	14.7	13.9	14.3
Leverage capital ratio	7.2	7.3	7.5	6.9	7.2
Equity as a percentage of total assets	9.5	9.5	9.5	9.6	9.7
Tangible equity as a percentage of tangible assets (2)	5.6	5.5	5.5	5.5	5.7
Book value per share	$23.14	$22.58	$21.97	$21.48	$21.69
Tangible book value per share (2)	12.98	12.60	12.05	11.89	12.20

NOTES: All items referring to average loans and leases include loans held for sale.

(1) Current quarter risk-based capital information is preliminary.
(2) Excludes the carrying value of goodwill and other intangible assets from shareholders' equity and total assets, net of deferred taxes, where applicable.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended
(Dollars in millions)	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$941	$926	$901	$888	$884
Allowance for acquired (sold) loans, net	1	-	13	3	(1)
Provision for credit losses	184	105	88	71	73
Charge-offs
Commercial loans and leases	(26)	(18)	(11)	(10)	(15)
Direct retail loans	(18)	(20)	(22)	(12)	(13)
Sales finance loans	(10)	(9)	(6)	(6)	(5)
Revolving credit loans	(11)	(12)	(12)	(12)	(12)
Mortgage loans	(6)	(1)	(2)	(1)	(2)
Specialized lending	(54)	(45)	(40)	(41)	(36)
Total charge-offs	(125)	(105)	(93)	(82)	(83)
Recoveries
Commercial loans and leases	2	3	4	8	3
Direct retail loans	3	3	3	4	3
Sales finance loans	2	2	2	2	2
Revolving credit loans	3	3	3	3	3
Specialized lending	4	4	5	4	4
Total recoveries	14	15	17	21	15
Net charge-offs	(111)	(90)	(76)	(61)	(68)
Ending balance	$1,015	$941	$926	$901	$888

Allowance For Credit Losses
Allowance for loan and lease losses	$1,004	$934	$920	$896	$888
Reserve for unfunded lending commitments	11	7	6	5	-
Total	$1,015	$941	$926	$901	$888
Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$273	$237	$178	$148	$129
Direct retail loans	43	56	43	43	39
Sales finance loans	5	4	4	1	2
Mortgage loans	119	74	63	51	53
Specialized lending	62	48	36	33	37
Total nonaccrual loans and leases	502	419	324	276	260
Foreclosed real estate	143	82	61	56	54
Other foreclosed property	51	46	38	35	35
Nonperforming assets	$696	$547	$423	$367	$349
Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$40	$21	$18	$18	$14
Direct retail loans	58	18	17	13	20
Sales finance loans	17	14	12	16	17
Revolving credit loans	15	7	6	7	6
Mortgage loans	85	76	48	39	37
Specialized lending	8	13	7	10	8
Total loans 90 days or more past due
and still accruing	223	149	108	103	102
Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.24%	.17%	.12%	.12%	.12%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.55%	.47%	.37%	.32%	.31%
Nonperforming assets as a percentage of:
Total assets	.52	.42	.33	.30	.29
Loans and leases plus
foreclosed property	.76	.61	.48	.43	.42
Net charge-offs as a percentage of
average loans and leases	.48	.40	.35	.29	.33
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.28	.23	.20	.13	.18
Allowance for loan and lease losses as
a percentage of loans and leases	1.10	1.04	1.04	1.05	1.06
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.10	1.05	1.05	1.06	1.07
Ratio of allowance for loan and lease losses to:
Net charge-offs	2.29	x	2.61	x	3.04	x	3.58	x	3.29	x
Nonaccrual and restructured loans and leases	2.00	2.23	2.83	3.24	3.41

NOTES: All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
(1) Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

As of / For the Twelve Months Ended	Increase (Decrease)
(Dollars in millions)	12/31/07	12/31/06	$	%
Allowance For Credit Losses
Beginning balance	$888	$830	$58	7.0%
Allowance for acquired (sold) loans, net	17	34	(17)	NM
Provision for credit losses	448	240	208	86.7
Charge-offs
Commercial loans and leases	(65)	(37)	(28)	75.7
Direct retail loans	(72)	(48)	(24)	50.0
Sales finance loans	(31)	(21)	(10)	47.6
Revolving credit loans	(47)	(45)	(2)	4.4
Mortgage loans	(10)	(6)	(4)	66.7
Specialized lending	(180)	(120)	(60)	50.0
Total charge-offs	(405)	(277)	(128)	46.2
Recoveries
Commercial loans and leases	17	15	2	13.3
Direct retail loans	13	12	1	8.3
Sales finance loans	8	8	-	-
Revolving credit loans	12	11	1	9.1
Mortgage loans	-	1	(1)	(100.0)
Specialized lending	17	14	3	21.4
Total recoveries	67	61	6	9.8
Net charge-offs	(338)	(216)	(122)	56.5
Ending balance	$1,015	$888	$127	14.3%
Allowance For Credit Losses
Allowance for loan and lease losses	$1,004	$888	$116	13.1%
Reserve for unfunded lending commitments	11	-	11	NM
Total	$1,015	$888	$127	14.3%
Asset Quality Ratios
Net charge-offs as a percentage of
average loans and leases	.38%	.27%
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.21	.14
Ratio of allowance for loan and lease losses to
net charge-offs	2.97	x	4.12	x

Percentage Increase (Decrease)
QTD	Annualized Link QTD	YTD
4Q07 vs. 4Q06	4Q07 vs. 3Q07	2007 vs. 2006
PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (2)
Average Balances
Commercial loans and leases (3)	7.6%	10.9%	6.7%
Direct retail loans	1.7	2.7	2.7
Sales finance loans	7.5	2.4	9.6
Revolving credit loans	13.6	16.8	9.5
Mortgage loans (4)	11.3	8.3	11.3
Specialized lending (5)	7.0	(3.0)	11.7
Total loans and leases (3) (4) (5)	7.3	7.6	7.4

Noninterest-bearing deposits	(3.2)	(6.2)	(2.7)
Interest checking	(4.5)	16.4	(2.1)
Other client deposits	6.2	1.7	7.1
Client certificates of deposit	6.1	3.4	12.0
Total client deposits	4.1	1.3	6.5
Other interest-bearing deposits	18.3	41.5	(2.1)
Total deposits	5.3%	4.9%	5.7%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (2)
Net interest income - taxable equivalent (3)	(1.3)	6.1	(1.1)
Noninterest income
Insurance commissions	2.7	24.1	4.8
Service charges on deposits	16.1	22.7	9.2
Other nondeposit fees and commissions	13.8	9.2	12.0
Investment banking and brokerage fees and commissions	10.5	(18.0)	7.5
Trust revenue	7.7	19.8	5.2
Mortgage banking income (6)	-	62.0	3.2
Securities gains (losses), net	NM	NM	NM
Other income	(34.3)	NM	(13.1)
Total noninterest income (6)	4.6	24.7	5.8
Noninterest expense
Personnel expense	(4.9)	(3.0)	(1.3)
Occupancy and equipment expense	5.8	26.7	3.4
Other noninterest expense	4.0	51.5	(1.4)
Total noninterest expense	(1.0	) %	16.3%	(0.7	) %

NOTES: All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.

(1) Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.
(2) Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2007 and 2006.
(3) Adjusted for leveraged leases due to the adoption of FSP FAS 13-2 and the sale of a leveraged lease investment in the fourth quarter of 2007.
(4) Adjusted for the average impact of $51 million in mortgage loans securitized in the fourth quarter of 2006.
(5) Loans from specialized lending, excluding AFCO/CAFO from both 2006 and 2007, grew 14.2% and 20.7%, respectively, comparing the fourth quarter 2007 to the fourth quarter of 2006 and the YTD 2007 to the YTD 2006. In addition, total loans grew 7.6% and 7.7%, respectively, for the fourth quarter of 2007 compared to the fourth quarter of 2006 and the YTD 2007 to the YTD 2006.
(6) Excludes the net impact of valuation adjustments for mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.
NM - not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 13	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions)	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1)	$472	$533	$577	$494	$484

Income Statement Impact of Mortgage Servicing
Rights Valuation:
MSRs fair value (decrease) increase	$(85)	$(54)	$72	$7	$-
MSRs derivative hedge gains (losses)	80	60	(73)	(3)	(3)
Net	$(5)	$6	$(1)	$4	$(3)

Residential Mortgage Loan Originations	$3,240	$3,225	$3,014	$2,461	$2,463

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$32,762	$31,081	$30,077	$29,420	$28,979
Bank owned loans serviced	18,191	18,059	17,611	16,571	16,257
Total servicing portfolio	50,953	49,140	47,688	45,991	45,236
Weighted Average Coupon Rate	6.01%	5.98%	5.95%	5.93%	5.92%
Weighted Average Servicing Fee	.363	.359	.357	.356	.353

	For the Quarter Ended
(Dollars in millions, except per share data)	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06
RECONCILIATION TABLE
Net income	$411	$444	$458	$421	$251
Merger-related and restructuring items, net of tax	2	4	3	4	5
Other, net of tax (4)	2	-	-	-	186
Operating earnings	415	448	461	425	442
Amortization of intangibles, net of tax	16	17	16	16	17
Amortization of mark-to-market adjustments, net of tax	1	1	-	-	1
Cash basis operating earnings	432	466	477	441	460
Return on average assets	1.24%	1.37%	1.47%	1.41%	.84%
Effect of merger-related and restructuring items, net of tax	.01	.01	.01	.01	.02
Effect of other, net of tax (4)	.01	-	-	-	.62
Operating return on average assets	1.26	1.38	1.48	1.42	1.48
Effect of amortization of intangibles, net of tax (2)	.11	.12	.13	.12	.13
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	-
Cash basis operating return on average
tangible assets	1.37	1.50	1.61	1.54	1.61
Return on average equity	12.89%	14.24%	15.18%	14.81%	8.33%
Effect of merger-related and restructuring items, net of tax	.05	.14	.10	.13	.19
Effect of other, net of tax (4)	.06	-	-	-	6.18
Operating return on average equity	13.00	14.38	15.28	14.94	14.70
Effect of amortization of intangibles, net of tax (2)	10.99	12.43	13.20	13.26	12.12
Effect of amortization of mark-to-market adjustments,
net of tax	.04	.05	-	-	.06
Cash basis operating return on average
tangible equity	24.03	26.86	28.48	28.20	26.88
Efficiency ratio (taxable equivalent) (3)	53.8%	53.3%	53.5%	54.1%	55.3%
Effect of merger-related and restructuring items	(.2)	(.4)	(.3)	(.4)	(.5)
Effect of other (4)	(.8)	-	-	-	-
Operating efficiency ratio (3)	52.8	52.9	53.2	53.7	54.8
Effect of amortization of intangibles	(1.5)	(1.6)	(1.5)	(1.6)	(1.6)
Effect of amortization of mark-to-market adjustments	-	-	-	-	(.1)
Cash basis operating efficiency ratio (3)	51.3	51.3	51.7	52.1	53.1
Basic earnings per share	$.75	$.81	$.84	$.78	$.46
Effect of merger-related and restructuring items, net of tax	.01	-	-	-	.01
Effect of other, net of tax (4)	-	-	-	-	.35
Operating basic earnings per share	.76	.81	.84	.78	.82
Diluted earnings per share	$.75	$.80	$.83	$.77	$.46
Effect of merger-related and restructuring items, net of tax	-	.01	-	.01	.01
Effect of other, net of tax (4)	-	-	-	-	.34
Operating diluted earnings per share	.75	.81	.83	.78	.81
Effect of amortization of intangibles, net of tax	.03	.03	.03	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	-
Cash basis operating diluted earnings per share	.78	.84	.86	.81	.84

NOTES:	Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1) Balances exclude commercial mortgage servicing rights totaling $88 million, $34 million, $32 million, $31 million and $28 million as of December 31, 2007, September 30, 2007,
June 30, 2007, March 31, 2007 and December 31, 2006, respectively.
(2) Reflects the effect of excluding average intangible assets from average assets and average equity, net of deferred taxes, to calculate cash basis ratios.
(3) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable.
(4) Reflects a reserve charge relating to the Visa USA, Inc settlement totaling $9 million, net of tax, and a credit of $7 million to the provision for income taxes related to leveraged leases in the fourth quarter of 2007. The 2006 fourth quarter reflects an additional tax provision of $139 million related to leveraged leases and a loss on the sale of securities totaling $47 million, net of tax.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 14	Investor Relations	FAX (336) 733-3132

	For the Twelve Months Ended
(Dollars in millions, except per share data)	12/31/07	12/31/06
RECONCILIATION TABLE
Net income	$1,734	$1,528
Merger-related and restructuring items, net of tax	13	11
Other, net of tax (3)	2	168
Operating earnings	1,749	1,707
Amortization of intangibles, net of tax	65	65
Amortization of mark-to-market adjustments, net of tax	2	8
Cash basis operating earnings	1,816	1,780
Return on average assets	1.37%	1.34%
Effect of merger-related and restructuring items, net of tax	.01	.01
Effect of other, net of tax (3)	-	.14
Operating return on average assets	1.38	1.49
Effect of amortization of intangibles, net of tax (1)	.12	.13
Effect of amortization of mark-to-market adjustments, net of tax	-	.01
Cash basis operating return on average tangible assets	1.50	1.63
Return on average equity	14.25%	13.35%
Effect of merger-related and restructuring items, net of tax	.10	.10
Effect of other, net of tax (3)	.02	1.46
Operating return on average equity	14.37	14.91
Effect of amortization of intangibles, net of tax (1)	12.42	12.20
Effect of amortization of mark-to-market adjustments, net of tax	.03	.12
Cash basis operating return on average tangible equity	26.82	27.23
Efficiency ratio (taxable equivalent) (2)	53.7%	54.8%
Effect of merger-related and restructuring items	(.3)	(.3)
Effect of other (3)	(.3)	.4
Operating efficiency ratio (2)	53.1	54.9
Effect of amortization of intangibles	(1.5)	(1.6)
Effect of amortization of mark-to-market adjustments	-	(.1)
Cash basis operating efficiency ratio (2)	51.6	53.2
Basic earnings per share	$3.17	$2.84
Effect of merger-related and restructuring items, net of tax	.02	.02
Effect of other, net of tax (3)	.01	.31
Operating basic earnings per share	3.20	3.17
Diluted earnings per share	$3.14	$2.81
Effect of merger-related and restructuring items, net of tax	.02	.02
Effect of other, net of tax (3)	.01	.31
Operating diluted earnings per share	3.17	3.14
Effect of amortization of intangibles, net of tax	.12	.12
Effect of amortization of mark-to-market adjustments, net of tax	-	.01
Cash basis operating diluted earnings per share	3.29	3.27

NOTES: Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1) Reflects the effect of excluding average intangible assets from average assets and average equity, net of deferred taxes, to calculate cash basis ratios.
(2) Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable.
(3) Reflects a reserve charge relating to the Visa USA, Inc settlement totaling $9 million, net of tax, and a credit of $7 million to the provision for income taxes related to leveraged leases in 2007. 2006 reflects an additional tax provision of $139 million related to leveraged leases, a loss on the sale of securities totaling $47 million, net of tax, and a gain on the sale of duplicate facilities totaling $18 million, net of tax.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
CREDIT SUPPLEMENT PAGE 1	Investor Relations	FAX (336) 733-3132

(Dollars in millions, except average loan size)
SUPPLEMENTAL RESIDENTIAL MORTGAGE PORTFOLIO INFORMATION

	As of / For the Period Ended December 31, 2007

			Construction/
Mortgage Loans	Prime	ALT -A	Permanent	Subprime (1)

Total loans outstanding	$12,213	$3,295	$1,788	$520

Average loan size (in thousands)	187	323	298	64
Average credit score	720	734	734	604

Percentage of total loans	13.3%	3.6%	2.0%	.6%
Percentage that are first mortgages	99.6	99.7	98.7	81.2

Nonaccrual loans and leases as a percentage of category	.55	.72	1.09	3.28
Gross charge-offs as a percentage of category	.04	.03	.26	.78

	As of / For the Period Ended December 31, 2007

				Gross Charge-
			Nonaccrual as a	Offs as a
	Total Mortgages	Percentage of	Percentage of	Percentage of
Residential Mortgage Loans by State	Outstanding (1)	Total	Outstandings	Outstandings

North Carolina	$4,385	24.6%	.33%	.06%
Virginia	3,627	20.4	.53	.09
Florida	2,657	14.9	1.67	.04
Maryland	1,876	10.5	.43	.05
South Carolina	1,676	9.4	.38	.02
Georgia	1,669	9.4	1.37	.22
West Virginia	398	2.2	.52	.01
Kentucky	356	2.0	.53	.14
Tennessee	246	1.4	.13	.02
Washington, D.C.	185	1.0	.40	-
Other	741	4.2	.94	.11
Total	$17,816	100.0%	.71%	.08%

(Dollars in millions, except average loan size)
SUPPLEMENTAL HOME EQUITY PORTFOLIO INFORMATION (2)
			As of / For the Period Ended
			December 31, 2007

			Home Equity	Home Equity
Home Equity Loans & Lines			Loans	Lines

Total loans outstanding			$10,138	$4,463

Average loan size (in thousands) (3)			47	32
Average credit score			724	757

Percentage of total loans			11.1%	4.9%
Percentage that are first mortgages			76.9	22.6

Nonaccrual loans and leases as a percentage of category			.32	.19
Gross charge-offs as a percentage of category			.29	.26

	As of / For the Period Ended December 31, 2007

	Total Home			Gross Charge-
	Equity Loans and		Nonaccrual as a	Offs as a
	Lines	Percentage of	Percentage of	Percentage of
Home Equity Loans and Lines by State	Outstanding	Total	Outstandings	Outstandings
North Carolina	$5,145	35.2%	.24%	.43%
Virginia	3,223	22.1	.14	.19
South Carolina	1,454	10.0	.37	.23
Georgia	1,136	7.8	.41	.29
West Virginia	904	6.2	.30	.10
Maryland	843	5.8	.18	.15
Florida	714	4.9	.57	.27
Kentucky	615	4.2	.39	.20
Tennessee	457	3.1	.43	.08
Washington, D.C.	92.6		.29	.55
Other	18.1		.57	-
Total	$14,601	100.0%	.28%	.28%

NOTES: (1) Includes $350 million in loans originated by Lendmark Financial Services, which are disclosed as a part of the specialized lending category.
(2) Home Equity portfolio is a component of direct retail loans and originated through the BB&T branching network.
(3) Home equity lines without an outstanding balance are excluded from this calculation.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
CREDIT SUPPLEMENT PAGE 2	Investor Relations	FAX (336) 733-3132

(Dollars in millions, except average loan and average client size)
SUPPLEMENTAL COMMERCIAL REAL ESTATE LOAN PORTFOLIO INFORMATION (1)

	As of / For the Period Ended December 31, 2007

Residential Acquisition, Development, and Construction	Builder /	Land / Land	Condos /		Other Commercial	Total Commercial
Loans (ADC)	Construction	Development	Townhomes	Total ADC	Real Estate (2)	Real Estate

Total loans outstanding	$3,446	$4,614	$665	$8,725	$9,769	$18,494

Average loan size (in thousands)	286	586	1,419	427	433	430
Average client size (in thousands)	857	1,345	3,400	1,137	604	781

Percentage of total loans	3.8%	5.0%	.7%	9.5%	10.7%	20.2%

Nonaccrual loans and leases as a percentage of category	1.33	1.39	.45	1.30	.37	.81
Gross charge-offs as a percentage of category	.21	.20	.23	.21	.07	.13

	As of / For the Period Ended December 31, 2007

						Gross Charge-
				Nonaccrual	Nonaccrual as a	Offs as a
Residential Acquisition, Development, and Construction		Total	Percentage of	Loans	Percentage of	Percentage of
Loans (ADC) by State of Origination		Outstandings	Total	and Leases	Outstandings	Outstandings
North Carolina		$2,893	33.2%	$18.62%		.10%
Georgia		1,754	20.1	28	1.58	.57
Virginia		1,410	16.2	4.32		.13
Florida		928	10.7	35	3.77	.10
South Carolina		674	7.7	5.72		.02
Tennessee		291	3.3	4	1.25	.05
Washington, D.C.		264	3.0	1.34		-
Kentucky		221	2.5	5	2.42	.09
West Virginia		151	1.7	13	8.61	1.07
Maryland		139	1.6	-	-	-
Total		$8,725	100.0%	$113	1.30%	.21%

NOTES:	(1) Commercial real estate loans (CRE) are defined as loans to finance non-owner occupied real property where the primary repayment source is the sale or rental/lease of the real property.
Definition is based on internal classification.
(2) Other CRE loans consist primarily of non-residential income producing CRE loans. C&I loans secured by real property are excluded.